CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement and Prospectus of DiversiFax, Inc. and Subsidiaries on Form SB-2 relating to the registration of 7,640,000 shares of common stock, of our report dated March 7, 1997, appearing in the Annual Report on Form 10-KSB of DiversiFax, Inc. and Subsidiaries for the year ended November 30, 1996, and the use of our name, and the statements with respect to us, under the heading "Experts" in the Prospectus.

                                    HOBERMAN, MILLER, GOLDSTEIN & LESSER, P.C.

June 20, 1997